                                                                    EXHIBIT 99.1


                         (BACK YARD BURGERS, INC. LOGO)

Contact:    Michael G. Webb
            Chief Financial Officer
            (901) 367-0888 Ext. 1226


            BACK YARD BURGERS REPORTS FIRST QUARTER FINANCIAL RESULTS



MEMPHIS, TENNESSEE (MAY 6, 2005) -- Back Yard Burgers, Inc. (Nasdaq SmallCap:BYBI) today announced results for the first quarter of 2005.

- Total revenues for the 13-week period ended April 2, 2005, were $9,677,000, a record first quarter for the Company and an increase of 2.0% over total revenues for the 13-week period ended April 3, 2004. The higher revenues resulted primarily from a $272,000 increase in royalty fees and a $79,000 increase in advertising fees over the year-earlier period due to a net increase of 20 franchised restaurants since April 3, 2004. Eight franchised restaurants opened during the 13-week period ended April 2, 2005, compared with five in the year-earlier period. This resulted in a $77,000 increase in franchise and area development fees over the year-earlier period. These higher revenues were partially offset by a 2.7% decline in same-store sales at Company-operated restaurants during the first quarter of 2005 compared with the first quarter of 2004.

- The Company reported a net loss of $163,000, or $0.03 per diluted share, for the first quarter of 2005 compared with net income of $267,000, or $0.05 per diluted share, for the first quarter of 2004. The net loss for the first quarter of 2005 includes a non-cash charge of approximately $358,000 (net of a tax benefit of $153,000) relating to the extension of the exercise date of certain stock options upon the resignation of an officer/director on January 7, 2005.

         Under the original stock option agreements, all of which were originally granted with an exercise price equal to the market value of the stock at the date of grant, the vested options were required to be exercised within 90 days after his resignation. The Company modified the terms for only those options to extend the period in which the former officer/director could exercise these stock options. The modification was to extend the exercise date until the earliest to occur of: (i) the last day of the term of the option as specified in the applicable option grant agreement, and (ii) one year from January 7, 2005. This modification required a re-measurement of the intrinsic value of the stock options as of January 7, 2005, and resulted in a non-cash charge in the form of compensation expense recorded as a general and administrative expense for the Company during the 13-week period ended April 2, 2005. The former officer/director had been with the Company for approximately 18 years and resigned as an officer and director of the Company to become a franchisee. The Company and the former officer/director entered into agreements for the development of 10 franchised locations in the Austin, Texas, area over the next seven years.

         The change in financial results from the first quarter of 2004 is also due to the decline in same-store sales at Company-operated restaurants, as well as increases in general and administrative expenses during the 13-week period ended April 2, 2005. For the first quarter of 2005, same-store sales for Company-operated restaurants decreased 2.7% from the comparable period in 2004 and same-store sales for franchised restaurants decreased 0.3% for the same period. Same-store sales for both Company-operated and franchised restaurants were negatively affected by approximately 0.4% due to the fact that Easter Sunday occurred during the first quarter of 2005 and during the second


                                     -MORE-


1657 North Shelby Oaks Drive, Suite 105 | Memphis, TN 38134 | Phone 901 367 0888
       | Fax 901 367 0999 | www.backyardburgers.com | Nasdaq Symbol BYBI

BYBI Reports First Quarter Results
Page 2
May 6, 2005


         quarter of 2004. The increases in general and administrative expenses, in addition to the non-cash stock compensation described above, were primarily for corporate personnel, professional fees and consulting fees, including fees associated with the documentation of internal controls over financial reporting related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Company is required to comply with Section 404 no later than fiscal year 2006.

-        Unit activity for the quarter included eight franchised store openings.
         Nine franchised stores closed during the quarter, all of which were co-branded restaurants with Taco Bell. The Company does not expect the closing of these co-branded restaurants to have a material impact on its financial condition or its results of operations for fiscal year 2005.

As of April 2, 2005, the Company's restaurant system comprised 155 units, including 42 Company-operated stores and 113 franchised stores. Expansion plans for the remainder of 2005 include the opening of four Company-operated stores and 27 franchised stores.

Back Yard Burgers operates and franchises quick-service restaurants in 19 states, primarily in markets throughout the Southeast region of the United States. The restaurants specialize in charbroiled, freshly prepared, great-tasting food. As its name implies, Back Yard Burgers strives to offer the same high-quality ingredients and special care typified by outdoor grilling in the backyard. Its menu features made-to-order gourmet Black Angus hamburgers and chicken sandwiches - charbroiled over an open flame, fresh salads, chili and other specialty items, including hand-dipped milkshakes, fresh-made lemonade and fresh-baked cobblers.

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the number of Company-operated and franchised restaurants the Company anticipates opening during fiscal year 2005. Forward-looking statements are based upon estimates, projections, beliefs and assumptions of management at the time of such statements and should not be viewed as guarantees of future performance. Such forward-looking information involves important risks and uncertainties that could significantly impact anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements by or on behalf of the Company. The factors that could cause our actual results to differ materially, many of which are beyond our control, include, but are not limited to, the following: delays in opening new stores or outlets because of weather, local permitting, and the availability and cost of land and construction; increases in competition and competitive discounting; increases in minimum wage and other operating costs; shortages in raw food products; volatility of commodity prices; consumer preferences, spending patterns and demographic trends; the possibility of unforeseen events affecting the industry generally, and other risks described from time to time in our periodic reports filed with the Securities and Exchange Commission. Back Yard Burgers, Inc. disclaims any obligation to update or revise any forward-looking statement based on the occurrence of future events, the receipt of new information, or otherwise.



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
BYBI Reports First Quarter Results
Page 3
May 6, 2005



                        BACK YARD BURGERS, INC
           UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)

                                                                         THIRTEEN WEEKS ENDED
                                                                         ---------------------
                                                                         04/02/05     04/03/04
                                                                         --------     --------
                                                                                    (restated)(1)
Revenues:
       Restaurant sales                                                   $ 8,208      $ 8,434
       Franchise and area development fees                                    165           88
       Royalty fees                                                           931          659
       Advertising fees                                                       244          165
       Other                                                                  129          137
                                                                          -------      -------
         Total revenues                                                     9,677        9,483
                                                                          -------      -------
Expenses:
       Cost of restaurant sales                                             2,639        2,634
       Restaurant operating expenses                                        3,995        4,076
       General and administrative                                           2,054        1,199
       Advertising                                                            554          514
       Depreciation and amortization                                          563          524
                                                                          -------      -------
         Total expenses                                                     9,805        8,947
                                                                          -------      -------

       Operating income                                                      (128)         536

Interest income                                                                 6            1
Interest expense                                                             (108)        (126)
Other, net                                                                    (21)         (22)
                                                                          -------      -------
       Income before income taxes                                            (251)         389
Income tax expense                                                            (88)         122
                                                                          -------      -------

Net income                                                                $  (163)     $   267
                                                                          =======      =======

Income per share:
       Basic                                                              $ (0.03)     $  0.06
                                                                          =======      =======
       Diluted                                                            $ (0.03)     $  0.05
                                                                          =======      =======

Weighted average number of common shares and common equivalent shares outstanding:
       Basic                                                                4,791        4,762
                                                                          =======      =======
       Diluted                                                              5,135        5,157
                                                                          =======      =======

(1) Restated from previously reported financial statements to reflect certain adjustments for lease accounting as discussed in Note 3 to the Consolidated Financial Statements included in the Company's 2004 Form 10-K.


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